Cary, NC
Contact: Shawn Poe, CFO 919-677-4019

Ply Gem Reports Fourth Quarter and Full Year 2012 Results

March 15, 2013 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of exterior building products in North America, today announced financial results for the fourth quarter and full year ended December 31, 2012.
“Ply Gem’s fourth quarter and full year results reflect the Company’s positive performance in 2012 in an improving housing market, specifically for new construction. During 2012, Ply Gem achieved net sales growth of 8.4% compared to 2011. Ply Gem continues to demonstrate its ability to grow existing and new customer business that will further benefit the Company as the housing market continues to recover. Ply Gem reported an increase in its fourth quarter Adjusted EBITDA which improved to $24.7 million, bringing our 2012 full year Adjusted EBITDA to $124.7 million as compared to $112.2 million in the prior year,” said Gary E. Robinette, President and CEO of Ply Gem.
“As we go into 2013, we expect the new home construction market to show strong growth and anticipate the repair and remodeling market to demonstrate more modest growth, with big ticket remodeling expenditures continuing to lag. In the year ahead, we will continue our focus on maintaining a lean overall cost structure while striving to outperform the market across all of our product categories and continue our efforts to bring innovative products and solutions to the market place.” concluded Mr. Robinette.
Highlights of Ply Gem’s 2012 financial results included:

•	Net sales for 2012 were $1,121.3 million, higher than 2011 net sales of $1,034.9 million by $86.4 million, or 8.4%.

•	Operating earnings for 2012 increased by $25.1 million to $70.0 million compared to operating earnings of $44.9 million for 2011, reflecting increased sales.

•	Our 2012 Adjusted EBITDA was $124.7 million compared to Adjusted EBITDA of $112.2 million in 2011.
Ply Gem, headquartered in Cary, N.C., is a leading manufacturer of exterior building products in North America. Ply Gem produces a comprehensive product line of vinyl siding, designer accents and skirting, vinyl fencing and vinyl and composite railing, stone veneer and vinyl windows and doors used in both new construction and home repair and remodeling in the United States and Western Canada. Ply Gem siding brands include Mastic Home Exteriors®, Variform®, NAPCO®, Ply Gem® Stone, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief®, Gutter Warrior™ and Monticello® Columns. Ply Gem also manufactures vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors. Ply Gem windows and patio door brands include Ply Gem® Windows, Mastic® Replacement Windows, Ply Gem® Canada and Great Lakes® Window. The Company’s brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,900 people across North America. Visit www.plygem.com for more information.
Ply Gem management will host a live webcast on March 15, 2013 at 10:00 a.m. EST to report fourth quarter results. To access the webcast, log on to www.plygem.com, click on “Investor Relations”, select “Webcasts” and then click on the webcast link.
Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, availability of labor force and efficiency and product liability claims and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.
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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
(Amounts in thousands)	December 31, 2012	December 31, 2011

Net sales	$268,643	$242,370
Cost of products sold	211,425	192,471
Gross profit	57,218	49,899
Operating expenses:
Selling, general and administrative expenses	39,819	34,899
Amortization of intangible assets	6,738	6,669
Total operating expenses	46,557	41,568
Operating earnings	10,661	8,331
Foreign currency gain	145	26
Interest expense	(24,576)	(24,895)
Interest income	19	22
Loss before provision (benefit) for income taxes	(13,751)	(16,516)
Provision (benefit) for income taxes	1,256	(1,296)
Net loss	$(15,007)	$(15,220)

	For the year ended
(Amounts in thousands)	December 31, 2012	December 31, 2011

Net sales	$1,121,301	$1,034,857
Cost of products sold	877,102	824,325
Gross profit	244,199	210,532
Operating expenses:
Selling, general and administrative expenses	147,242	138,912
Amortization of intangible assets	26,937	26,689
Total operating expenses	174,179	165,601
Operating earnings	70,020	44,931
Foreign currency gain	409	492
Interest expense	(103,133)	(101,488)
Interest income	91	104
Loss on modification or extinguishment of debt	(3,607)	(27,863)
Loss before provision for income taxes	(36,220)	(83,824)
Provision for income taxes	2,835	683
Net loss	$(39,055)	$(84,507)

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.    The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2012 and 2011 consolidated financial statements of the Company and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the Saturday of the last week in the quarter. Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.    We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), customer inventory buybacks, restructuring and integration costs, environmental remediation, and gain (loss) on modification or extinguishment of debt. Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies. Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and/or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs. In addition, the Company's Senior Secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA. Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the three months ended
	December 31, 2012	December 31, 2011
Net loss	$(15,007)	$(15,220)
Interest expense, net	24,557	24,873
Provision (benefit) for income taxes	1,256	(1,296)
Depreciation and amortization	12,698	13,466
Non cash gain on currency transaction	(145)	(26)
Environmental remediation	-	1,580
Customer inventory buyback	144	110
Restructuring/integration expense	1,186	163
Adjusted EBITDA	$24,689	$23,650

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the twelve months ended
	December 31, 2012	December 31, 2011
Net loss	$(39,055)	$(84,507)
Interest expense, net	103,042	101,384
Provision for income taxes	2,835	683
Depreciation and amortization	52,277	54,020
Non cash gain on currency transaction	(409)	(492)
Loss on modification or extinguishment of debt	3,607	27,863
Environmental remediation	-	1,580
Customer inventory buyback	768	10,087
Restructuring/integration expense	1,677	1,616
Adjusted EBITDA	$124,742	$112,234

3.	Long-term debt amounts in the selected balance sheets at December 31, 2012 and December 31, 2011 consisted of the following:

	December 31, 2012	December 31, 2011
(Amounts in thousands)

Senior secured asset based revolving credit facility	$15,000	$55,000
8.25% Senior secured notes due 2018, net of
unamortized early tender premium and
discount of $40,870 and $40,641	799,130	759,359
13.125% Senior subordinated notes due 2014, net of
unamortized discount of $0 and $2,689	-	147,311
9.375% Senior notes due 2017, net of
unamortized discount of $9,746 and $0	150,254	-
	$964,384	$961,670

4.	The following is a summary of selected balance sheet amounts at December 31, 2012 and December 31, 2011:

	December 31, 2012	December 31, 2011
(Amounts in thousands)

Cash and cash equivalents	$27,194	$11,700
Accounts receivable, less allowances	115,052	109,515
Inventories	100,292	104,805
Prepaid expenses and other current assets	15,384	13,272
Property and equipment, net	99,105	99,845
Intangible assets, net	94,356	121,148
Goodwill	392,455	391,467
Accounts payable	67,797	50,090
Long-term debt	964,384	961,670
Stockholder's deficit	(314,942)	(277,322)